JULY 2018 SHELL PLC1 Rules of the Global Employee Share Purchase Plan Approved by RDS plc board of directors: 25 July 2018 Amended on 29 January 2022 Expiry Date: 25 July 2028 1 Previously Royal Dutch Shell plc

1

2 Table of Contents Contents Page 1 Introduction ........................................................................................................................... 3 2 Terms of Invitation ................................................................................................................ 3 3 Form of Invitation .................................................................................................................. 3 4 No Transfer of Rights ............................................................................................................ 3 5 Variations in share capital, demergers and special distributions.................................... 4 6 Voting and dividends ............................................................................................................ 4 7 Savings ................................................................................................................................... 4 8 Purchase and transfer of Shares ......................................................................................... 5 9 Cash alternative .................................................................................................................... 5 10 Leaving employment ............................................................................................................ 5 11 Takeovers and restructurings .............................................................................................. 6 12 Withholding of tax ................................................................................................................. 7 13 Relationship with terms of a Participant’s employment ................................................... 7 14 General ................................................................................................................................... 8 15 Changing these Rules ........................................................................................................ 11 16 Governing law and jurisdiction.......................................................................................... 11 17 Language of the Rules ........................................................................................................ 12 18 Meaning of Words ............................................................................................................... 12

3 1 Introduction These are the Rules of the Shell Global Employee Share Purchase Plan (the “Plan”). These Rules set out the terms on which the Company may invite Eligible Employees to participate in a discounted share purchase plan using employee contributions. Participants will be invited to make Savings from Salary. On the Purchase Date these Savings will be used to purchase Shares at a discount. There is no holding period in relation to the Shares. No invitations may be made after 25 July 2028. 2 Terms of Invitation Invitations may be made by the Company to Eligible Employees. The Company will decide, in its absolute discretion, which Eligible Employees (if any) are to be invited to participate, when (if ever) invitations are to be made and the terms of such invitations. The selection criteria, the timing of invitations and the terms of invitations may change from time to time. When making an invitation the Company will specify: a) the Savings Limit; b) the Invitation Date; c) the Invitation Period; and d) the Discount. 3 Form of Invitation Eligible Employees will be sent an invitation (which may be electronic) to participate which will set out the terms of the invitation. Eligible Employees will be able to choose whether to participate and, subject to the Savings Limit, the level of their Savings Amount. An Eligible Employee must accept an invitation in such manner and by such time as may be specified in the invitation. If he does not, he will not be entitled to participate in the Plan for the relevant year. 4 No Transfer of Rights Prior to the delivery or transfer of Shares to the Participants, rights under the Plan may not be transferred, pledged, encumbered, assigned or otherwise disposed of; provided that this prohibition shall not apply to the transmission of rights on the death of a Participant to his personal representatives. A Participant must not create, buy or sell any derivative instrument involving rights under the Plan. If any rights are transferred (other than in the event of death) or if such a derivative instrument is created, bought or sold, all rights will lapse, the Participant will be deemed to have withdrawn from the Plan, and his Savings will be returned (without interest) to him as soon as reasonably practicable and will in any event be returned within 45 days. Subject to any Dealing Restrictions, once Shares have been delivered to Participants those Shares are not restricted.

4 5 Variations in share capital, demergers and special distributions If there is: (a) a variation in the equity share capital of the Company, including a capitalisation, sub- division, consolidation or reduction of share capital; or (b) a rights issue; or (c) a demerger (in whatever form); or (d) a special dividend or distribution; or (e) any similar transaction which the Directors consider may affect the value of rights under the Plan; the Directors may, acting reasonably and in good faith, adjust (retrospectively or otherwise) the rights subject to this Plan or change the identity of the company or companies whose shares are subject to the rights. 6 Voting and dividends A Participant shall not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to rights under this Plan until the Shares are transferred to the Participant. 7 Savings Suspensions - Participants may suspend their contributions to the Plan at any time on or before October 15 of the applicable Plan Year. Savings made prior to any suspension becoming effective will be used to purchase Shares on the Purchase Date. Top Up Payments – A Participant may, at any time on or before 15 October of the applicable Plan Year, elect to make additional Savings in whole units of the relevant currency up to the Savings Limit. Changed Amounts - Participants may change their Savings Amount on or before 15 October of the applicable Plan Year. Changed Location – if an individual changes country of employment while participating in the Plan to another participating country then their participation shall continue. In such a case the Savings Amount will continue at the same level as before expressed to the nearest whole unit in the appropriate currency. If an individual relocates to a country which, for whatever reason is not participating in the Plan, then the individual will be suspended from the Plan. Savings made prior to any suspension may be used to purchase Shares on the Purchase Date. Automatic Renewal – Generally, Participants will automatically continue to participate with the same Savings Amount from one Plan Year to the next. However if, on or before 15 October of the applicable Plan Year, a Participant has withdrawn their Savings, has suspended their Savings or has set their Savings Amount to zero then the Participant will need to reenrol to rejoin the Plan. Withdrawals - Withdrawals of Savings are not permitted other than in cases of financial hardship. Partial withdrawals are not permitted. Subject to these general rules, at any time

5 on or before 15 October in each Plan Year, a Participant can request the return of the Savings by citing financial hardship. If the Participant requests the return of the Savings then they will, subject to the Company’s consent, be returned (without interest) to the Participant as soon as reasonably practicable and will in any event be returned within 45 days of date of the request. If a Participant withdraws the Savings then the Participant will be deemed to have terminated their participation in the Plan. The Savings made by Participants will be held by the administrator on behalf of the Participants in an escrow account with a bank chosen by the administrator. No interest on the Savings will be paid to Participants. The Company will in its absolute discretion decide when to exchange the funds into Euros, if applicable; provided that Savings withheld from a U.S. payroll for a person with the U.S. as his base country will be held in U.S. Dollars. Any foreign exchange risk or loss caused as a result of currency exchange or currency fluctuation will be for the account of the individual. Instructions provided by a Participant under the Plan, including this Rule 7, shall only become effective once they have been processed in accordance with applicable administrative procedures. 8 Purchase and transfer of Shares Unless the Company has agreed to a request from a Participant on or before 15 October in each Plan Year for the return of the Savings, the Savings will automatically be used to purchase Shares on the Purchase Date. At the end of each Plan Year the Company will calculate the number of whole Shares which could be bought by each Participant using the Savings at the Purchase Price. Subject to Rule 12, the Company will procure that such number of whole Shares are transferred to, or to the order of, the Participant or to a nominee selected by the Company for the benefit of the Participant. Such transfer will be made, subject to any Dealing Restriction which prevents such transfer, as soon as reasonably practicable and will normally be made within 14 days of the end of the Plan Year and will in all cases be made not later than 15 March of the calendar year following the applicable Plan Year. 9 Cash alternative The Company may satisfy its obligation to deliver Shares by paying (subject to withholding of tax and any social contributions) a cash amount equal to the Market Value of the Shares, with such payment made to, or to the order of, the Participant. For this purpose, the Market Value shall be taken to be the Market Value on the first Business Day after the end of the relevant Plan Year. This amount will be paid as soon as reasonably practicable and will normally be made within 45 days of the end of the relevant Plan Year and will in all cases be made not later than 15 March of the calendar year following the applicable Plan Year. Rights may be granted on the basis that they will only ever be satisfied by paying a cash amount in the manner described in this rule. 10 Leaving employment If a Participant ceases to be an employee of a Member of the Group (for whatever reason including death) then the Participant (or his representatives) may: request the return of all Savings that have been contributed to the Plan (without interest); or

6 direct that the Savings will be used to purchase the Shares (on the Purchase Date and with the Discount). If no request or direction has been received by the Company on or before 15 October of the relevant Plan Year (or if a request has been rejected) then the Savings will be used to purchase the Shares (on the Purchase Date and with the Discount). For the purposes of this rule, a Participant will not be treated as ceasing to be an employee of a Member of the Group until he ceases to be an employee of all Members of the Group or if he recommences employment with a Member of the Group within 7 days. 11 Takeovers and restructurings 11.1 Takeovers to which this rule applies This rule applies where: a) a person (or a group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire Shares; or b) under section 895 of the Companies Act 2006 (or any equivalent non-UK procedure), a court sanctions a compromise or arrangement in connection with the acquisition of Shares. 11.2 Exchange of rights with agreement of Acquiring Company If rule 11.1 applies and any company which obtains Control of the Company as a result of the offer or when the compromise or arrangement becomes effective (the “Acquiring Company”) and the Directors agree, all rights under the Plan will be automatically exchanged, in full, for new rights in accordance with this rule 11.2: The new rights: a) must confer a right to acquire shares in the Acquiring Company or another body corporate determined by the Acquiring Company; b) subject to the rest of this rule 11, will be governed by the same terms as applied to the existing rights immediately before exchange; c) will be treated as having been acquired at the same time as the existing rights; d) will be governed by these Rules as if references to Shares were references to the shares over which the new rights applied and references to the Company were references to the Acquiring Company or the body corporate determined under rule 11.1. 11.3 Acquiring Company does not agree to exchange rights If rule 11.1 applies and the Acquiring Company or the Directors do not agree to an exchange in accordance with rule 11.2 (or if the person who obtains Control is not a company), the Savings will be returned to the Participant as soon as reasonably practicable and will normally be returned within 45 days of the end of the relevant Plan Year and will in all cases be made not later than 15 March of the calendar year following the applicable Plan Year.

7 The Company will procure that, in lieu of the value of any discounted Share Purchase Price which might have benefited the Participant, an additional payment of cash equal to 15 per cent of the Savings will be made to the Participant. 11.4 Re-organisations If the Directors consider that the offer or sanction is an internal reconstruction or reorganisation which does not involve a significant change in the identity of the ultimate shareholders of the Company, rights will be exchanged, as described in rule 11.2 whether or not the Acquiring Company agrees. The rights will be exchanged in full subject to such adjustments as the Directors consider reasonable to take account of the reconstruction or reorganisation. 11.5 Other transactions If the Directors become aware that the Company is or is expected to be affected by any demerger, distribution (other than an ordinary dividend) or other transaction not falling within rule 11.1 which, in the opinion of the Directors, would adversely affect the current or future value of any right, the Directors may elect to return the Savings to the Participant as soon as reasonably practicable and in all cases such repayment will be made not later than 15 March of the calendar year following the applicable Plan Year. The Company will procure that, in lieu of the value of any discounted Share Purchase Price which might have benefited the Participant, an additional payment of cash equal to 15 per cent of the Savings will be made to the Participant. 12 Withholding of tax The Company, any employing company or trustee of any employee benefit trust may withhold such amount and make such arrangements as it considers necessary to meet any liability to taxation or social security contributions in respect of rights under the Plan. These arrangements may include deductions from the escrow account or any cash payment under the Plan, the sale of Shares on behalf of a Participant or a reduction in the number of Shares to which the Participant would otherwise be entitled. Any taxes incurred as a result of the purchase of shares (or the delivery of cash, where applicable) under the Plan shall be the responsibility of the participant and no tax assistance shall be provided. 13 Relationship with terms of a Participant’s employment (a) For the purposes of this rule 13, “Employee” means any person who is or will be eligible to be a Participant in the Plan. (b) This rule applies whether any Member of the Group has full discretion in relation to these Rules, or whether that Member of the Group could be regarded as being subject to any obligations in relation to these Rules, during an Employee’s employment or employment relationship and, after the termination of an Employee’s employment or employment relationship, whatever the circumstances of such termination and however such termination is categorised under applicable local law. (c) Nothing in the rules or in the terms of or the practice of granting rights under the Plan forms part of the contract of employment or employment relationship of an Employee. Any and all rights and obligations arising from the employment relationship between the Employee and any Member of the Group are separate from,

8 and are not affected by, these Rules or any rights granted hereunder. The grant of rights does not create any right to, or expectation of, continued employment or a continued employment relationship. (d) Any benefits received under these Rules are not pensionable and do not affect pension benefits or any other employee benefits in any way except as may be otherwise provided in the terms of any applicable pension or other benefit plan. (e) The grant of rights on a particular basis in any year does not create any right to or expectation of the grant of rights on the same basis, or at all, in any future year. (f) No Employee is entitled to be made an invitation at a particular level or at all. (g) Without prejudice to an Employee’s right under the Plan subject to and in accordance with the express terms of these Rules, no Employee has any rights in respect of the exercise or omission to exercise any discretion, or the making or omission to make any decision, relating to the right. Any and all discretions, decisions or omissions relating to the right may operate to the disadvantage of the Employee, even if this could be regarded as capricious or unreasonable, or could be regarded as in breach of any implied term between the Employee and his employer, including any implied duty of trust and confidence. Any such implied term is excluded and overridden by this rule. (h) Without prejudice to an Employee’s right under the Plan subject to and in accordance with the express terms of these Rules, no Employee has any right to compensation resulting from: (i) any loss or reduction of any rights or expectations under these Rules in any circumstances or for any reason (including termination of employment or the employment relationship whatever the circumstances of such termination and however such termination is categorised under applicable local law); (ii) any exercise of a discretion or a decision taken under these Rules, or any failure to exercise a discretion or take a decision; (iii) the operation, suspension, termination or amendment of these Rules. (i) Rights are granted only on the basis that the Participant accepts all the provisions of these Rules, including in particular this rule. By accepting an invitation to participate in the Plan, an Employee waives all rights under these Rules, other than the right to request the return of the cash savings and the right to acquire shares subject to and in accordance with the express terms of these Rules, in consideration for, and as a condition of, the grant of rights under these Rules. (j) Nothing in these Rules confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these Rules. This does not affect any other right or remedy of a third party which may exist. 14 General 14.1 Directors' decisions final and binding The decision of the Directors, in their sole and absolute discretion, on the interpretation of these Rules or in any dispute relating to any matter relating to these Rules will be final and conclusive.

9 14.2 Documents sent to shareholders The Company may send to Participants copies of any documents or notices normally sent to the holders of its Shares at or around the same time as issuing them to the holders of its Shares. 14.3 Regulations The Directors can make or vary regulations for the administration and operation of these Rules but these must be consistent with these Rules. 14.4 Consents All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force. The Participant will be responsible for complying with any requirements he needs to fulfil in order to obtain or avoid the necessity for any such consent. 14.5 Articles of association Any Shares acquired under these Rules are subject to the articles of association of the Company from time to time in force. 14.6 Rights attaching to Shares The Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. The Participant will not be entitled to rights before that date. 14.7 Listing of Shares If and so long as the Shares are listed on any stock exchange, the Company will apply for listing of any Shares issued under these Rules on any such exchange as soon as practicable. 14.8 Exchange rates Where it is necessary to make any currency conversion under these rules, the exchange will be at such rate and at such time as the Company decides. Any foreign exchange risk or loss caused as a result of currency exchange or currency fluctuation will be for the account of the individual. 14.9 Unfunded Plan Rights shall be unfunded and no Member of the Group shall be required to segregate any assets which may at any time be represented by those rights. Any liability of any Member of the Group to any person with respect to this Plan shall be based solely upon any contractual obligations which may be created by these Rules. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any property of any Member of the Group or funded or secured in any way. Notwithstanding the foregoing, the Savings held on behalf of a Participant are personal to that Participant and shall be held in an escrow account as provided in Rule 7.

10 14.10 Indemnification The Company shall indemnify (or procure that any relevant Member of the Group indemnifies) each Indemnitee to the fullest extent permitted under applicable laws and under its constitution, against all or any portion of liability and/or costs and expenses reasonably incurred by such Indemnitee, in connection with, arising out of, or resulting from, any claim, suit or proceeding in which he may be involved by reason of having been an Indemnitee; provided however, no Member of the Group shall be obliged to indemnify any Indemnitee against any liability, costs or expenses in connection with any act or omission to act in respect of which the Indemnitee shall be finally adjudged in any action, suit or proceeding to have been guilty of fraud or wilful misconduct in the performance of his duties. “Indemnitee”, for the purposes of this rule means an individual who, while an employee or director of any Member of the Group and acting with respect to these Rules, acts as a fiduciary, agent, director of that or any other Member of the Group, or in any other capacity exercises administrative responsibility with respect to these Rules. 14.11 Separate provisions Each of the provisions of these Rules is entirely separate and independent from each of the other provisions. If any provision of any rule is found to be invalid, illegal or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and, so far as reasonably practicable, gives effect to the commercial intention of the Company. To the extent it is not possible to delete or modify the provision in whole or in part, then such provision or part of it will be deemed never to have been part of these Rules and to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions of that or any other rule. 14.12 Notices Any notice or other document which has to be given to a person who is or will be eligible to be a Participant may be sent by e-mail to the e-mail address which is held by the Plan administrator. A person who is or will be eligible to be a Participant may also contact the Plan administrator to make arrangements to receive such notice or other document by post. Neither the Company nor any Member of the Group will be liable for any loss resulting from the fact that the Participant did not keep his e-mail address, postal address or other personal information accurate and up to date with the Plan administrator. Any notice or other document which has to be given to the Company or other duly appointed agent under or in connection with these Rules may be delivered or sent by post to it at its registered office (or such other place as the Directors or duly appointed agent may from time to time decide and notify to Participants) or sent by e-mail or fax to any e-mail address or fax number notified to the Participant. Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting. Notices sent by e-mail or fax, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending.

11 14.13 Small Payments If, for whatever reason a small payment would otherwise be due to a Participant, the Company may in its absolute discretion decide instead to pay that amount to a charity of its choice. In such a case the Participant will lose any right to receive the relevant amount. In this context a small payment is a payment of a) €25 or less; b) less than the value of one Share as at the date of the proposed payment or c) an amount which would be reduced to zero once any charges and foreign exchange costs had been taken into account. 14.14 Investment Risk The value of Shares can go down as well as up. The risks of fluctuation in the value of the Shares are borne by the Participant. Neither the Company, any Member of the Group, the Plan administrator, any third-party administrator, nor any depository or brokerage firm receiving a transfer of Shares under the Plan shall have any liability to the Participant for any market losses because of the fluctuation in value of Shares. 14.15 Obligations of U.S. Employers By providing for participation in the Plan through its payroll, a U.S. Member of the Group shall be liable for satisfying Plan obligations with respect to its employees who become Participants. 15 Changing these Rules 15.1 Directors’ powers Except as described in the rest of this rule, the Directors may, at any time, change these Rules in any way, including retrospective amendments and amendments to the terms of rights already granted. The Directors may terminate the Plan at the end of any Plan Year in relation to future Plan Years. 15.2 Participant approval No amendment to the terms of any rights already granted which would materially adversely affect the rights of any Participants shall be made without the consent of the Participants holding a majority (by number of Shares subject to the rights) of rights affected by the amendment. 15.3 Notice The Directors may (but need not) give notice of any changes made to any Participant affected. The absence of any such notification will not affect the validity of any such change. 16 Governing law and jurisdiction English law governs these Rules and all rights and their construction. The English Courts have exclusive jurisdiction in respect of disputes arising under or in connection with these Rules or any rights under this Plan.

12 17 Language of the Rules The language of these Rules is English. In the event of any conflict, the English language version will prevail. 18 Meaning of Words In these rules: “Business Day” means a day on which any stock exchange which is nominated by the Directors (for some or all purposes under these Rules) and on which the Shares are traded is open for the transaction of business. “Company” means Shell plc. “Control” has the meaning given to it by Section 840 of the Income and Corporation Taxes Act 1988. “Dealing Restrictions” means restrictions imposed by any law, order, regulation or Government directive, the rules applying to any listing of the Company, any code adopted by the Company regulating dealings in shares by employees or directors or any restrictions imposed by the Company’s compliance officer. “Directors” means the board of directors of the Company or any committee of the board of directors or other person or body to whom the board of directors delegates any function under these rules or, where rule 11 applies, those people who were the Directors immediately before the event by virtue of which that rule applies. “Discount” means the percentage discount at which the Participants may purchase the Shares. The Discount is set in relation to the lower of the Market Value on either: a) the first Business Day of each Plan Year and the first Business Day of the following calendar year; or b) such other dates, as determined by the Company and stated in the Invitation for a given Plan Year, provided that such dates shall be exactly one year apart. “Eligible Employee” means any individual identified as an employee by a Member of the Group on the Invitation Date excluding any member of the board of directors of the Company. “Invitation Date” means the dates on which Eligible Employees are invited to participate in the Plan. “Invitation Period” means, with respect to an Eligible Employee, the period starting on the Invitation Date and ending on 15 October of the applicable Plan Year during which the Eligible Employee may choose to accept the invitation. “Market Value” means the price of a Share determined using any reasonable method selected by the Directors. “Member of the Group” means: (a) the Company; (b) its Subsidiaries from time to time; and (c) any other company in which the Company controls, either directly or indirectly, 50% of the shares.

13 “Participant” means a person who has accepted an invitation to participate in the Plan or his personal representatives. “Plan Year” means the calendar year from 1 January to 31 December. “Purchase Date” means the day on which the Shares are purchased using the Savings. “Purchase Price” means the price at which the Shares are acquired by the Participant including the Discount. “Rules” means these rules (including any schedules) as amended from time to time. “Salary” means, with respect to a Participant, the available salary, wages or other compensation that has been identified by the Plan administrator as an eligible source for contributions to the Plan, subject to any applicable payroll withholding ordering/hierarchy. “Savings” means the contributions to the Plan from a Participant’s Salary. “Savings Amount” means the amount to be saved per month. The Savings Amount must be in whole units of the relevant currency. The Company can (but need not) impose a minimum monthly Savings Amount for any given Plan Year and, if it does so, the minimum may be increased (or decreased) by the Company from time to time for the next Plan Year. If an individual is not paid monthly the Savings Amount will be pro rated across up to two payroll periods as determined by the administrator. “Savings Limit” means the maximum amount (stated in Euros) which a Participant can save each year under the Plan. This limit will be set by the Company in Euros each year and may be increased (or decreased) by the Company from time to time for the next Plan Year. An equivalent limit in other savings currencies will be set by the Company each year. “Shares” means, subject to rule 11, fully paid ordinary shares in the capital of the Company or American Depositary Receipts representing those shares. The Shares will all be market purchase and not new issue shares. “Subsidiary” means a company which is a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006.